First Sentry Bancshares, Inc.
                       Quarterly Report - 2nd Quarter 2009

Dear Customers, Shareholders and Friends:

Please find enclosed the unaudited financial statements as of June 30, 2009 and for the first six months of 2009.

Total assets amounted to $343.7 million on June 30, 2009. This is a $47.7 million, or a 16.1%, increase from June 30, 2008. Our asset growth was predominantly a result of increases in our loan portfolio which grew $28 million and in our investment portfolio which increased $17.5 million over this time frame.

Funding this growth in assets was a $49.5 million increase in deposits. More specifically, demand and savings deposits increased $18.26 million, or 19.3%, while time deposits grew $31.22 million, or 24.7%, over this time frame. We really appreciate all the referrals you have made to enable us to continue growing our deposit base and expanding our franchise.

On June 30, 2009, total stockholders' equity amounted to $19.1million. This equates to a book value per share of $18.12 and represents a 6.15% increase from the June 30, 2008 book value per share of $17.07. In addition to book value growth, we are pleased to report that the quarter ended June 30, 2009 marked the twenty-seventh consecutive quarter that we have paid dividends to our shareholders.

Your Bank generated a net income of $779 thousand for the six months ended June 30, 2009 compared with $1,067 thousand in the comparable period 2008. This decline is primarily attributable to several distinct items: 1) the $456k loss the bank incurred in its investment portfolio in the first quarter which was explained in the first quarter report, 2) a $236k increase in FDIC premiums, and
3) a $201k increase in professional fees related to our proposed merger. These three events alone affected net income after taxes by roughly $557 thousand. Excluding these items, net income would have approximated $1.33 million for the six month period ended June 30, 2009, reflecting higher net interest income during the six months ended June 30, 2009 compared with the same period in 2008.

We are always most appreciative of your support of First Sentry Bank. As previously mentioned, we are proud of our past performance, and we look forward to the future with much excitement as we negotiate the continuing economic challenges. Should you have any questions about this report or our banking products/services, please do not hesitate to call.

Sincerely,
/s/ Robert H. Beymer,
CHAIRMAN OF THE BOARD

/s/ Geoffrey S. Sheils
PRESIDENT & CEO

                          First Sentry Bancshares, Inc.
                                  Balance Sheet
                         June 30, 2009 and June 30, 2008
                             (DOLLARS IN THOUSANDS)


                                          unaudited             unaudited
                                            6/30/09               6/30/08
--------------------------------------------------------------------------------
Cash and Due from Banks                $      6,671           $     5,051
Federal Funds Sold                                0                     6
Investment Securities                        89,614                72,116

Loans                                       241,136               213,171
Less: Allowance for Losses                    3,755                 3,049

Net Loans                                   237,381               210,122

Bank Premises and Equipment                   4,739                 4,892
Other Assets                                  5,315                 3,846
--------------------------------------------------------------------------------

================================================================================
Total Assets                           $    343,721           $   296,033
================================================================================

DEPOSITS
   Demand                                    36,161                32,876
   Savings                                   76,891                61,910
Other Time Deposits                         157,773               126,550
--------------------------------------------------------------------------------
     Total Deposits                         270,824               221,336

Other Liabilities                            48,762                51,667
--------------------------------------------------------------------------------

================================================================================
Total Liabilities                      $    319,586           $   273,003
================================================================================

Trust Preferred Securities                    5,000                 5,000

Common Stock, $1 par
   value authorized, issued
   and outstanding                            1,056                 1,056
Additional paid-in Capital                    6,144                 6,144
Retained Earnings                            11,807                11,085
Unrealized gain on Investments                  127                  (255)
--------------------------------------------------------------------------------

Total Equity                                 19,134                18,029

================================================================================
Total Liabilities & Equity             $    343,721           $   296,033
================================================================================

                          First Sentry Bancshares, Inc.
                               Statement of Income
                            For the Six Months Ended
                         June 30, 2009 and June 30, 2008
               (DOLLARS IN THOUSANDS - EXCEPT THE PER SHARE DATA)

                                          unaudited                  unaudited
                                            6/30/09                    6/30/08
--------------------------------------------------------------------------------
Interest Income
Loans, including fees                $        6,842           $        7,296
Investment Securities                         2,000                    1,444
================================================================================
Federal Funds                                     0                       14
================================================================================

   Total Interest Income                      8,843                    8,754

Interest Expense                              3,898                    4,494
--------------------------------------------------------------------------------

Less: Provision for Loan Losses                 542                      499

Net Interest Income                           4,402                    3,761

Other Income
Service Charges                                 373                      385
Other Charges and Fees                          162                      145
--------------------------------------------------------------------------------

Total Other Income                              535                      530

Other Expenses
   Salaries and Employee Benefits             1,397                    1,290
   Equipment and Occupancy                      312                      333
   Data Processing                              261                      195
   Professional Fees                            304                      103
   Printing and Office Supplies                  94                       87
   Taxes, Other                                 407                      180
   Other Expenses                               605                      532
--------------------------------------------------------------------------------

     Total Other Expenses                     3,380                    2,721
--------------------------------------------------------------------------------

Net Operating Income                          1,558                    1,571

Securities Gains (losses)                      (442)                      79

Net Income Before Income Tax                  1,115                    1,650

Income Tax Expense                              336                      584

================================================================================
Net Income                           $          779                    1,067
================================================================================

Earnings per share, quarterly        $         0.74                     1.01
Earnings per share, annualized       $         1.48                     2.02
Book Value per share                 $        18.12                    17.07